Exhibit 99.1

Essential Properties Realty Trust, Inc. Announces Closing of Primary Public Offering of Common Stock and Exercise of Underwriters’ Option to Purchase Additional Shares

Company Release—1/14/2020

PRINCETON, N.J.—(BUSINESS WIRE)—Essential Properties Realty Trust, Inc. (NYSE: EPRT; the “Company”) announced today the closing of an underwritten public offering of 7,935,000 shares of its common stock at a public offering price of $25.20 per share, including 1,035,000 shares purchased by the underwriters pursuant to their exercise, in full, of an option to purchase additional shares. The Company received net proceeds from the offering (after payment of expected expenses) of approximately $191.5 million and expects to use such net proceeds to voluntarily prepay, without prepayment penalty, approximately $62.0 million of its outstanding Class A Series 2017-1 ABS Notes, to repay outstanding borrowings under its revolving credit facility and for general corporate purposes, including potential future investments.

Barclays, BofA Securities, Citigroup, Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey acted as the joint book-running managers of the offering. Capital One Securities, Stifel, Mizuho Securities, Credit Suisse, RBC Capital Markets, Evercore ISI and Ladenburg Thalmann acted as the co-managers of the offering.

The offering was made only by means of a prospectus supplement and prospectus forming part of an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”).

A copy of the final prospectus supplement may be obtained free of charge from the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “expect” and “will,” or the negative of these words, or similar words or phrases that are predictions of or indicate future events and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the Company’s SEC filings. Copies of each filing may be obtained from the Company or the SEC. Such forward-looking statements should be regarded solely as reflections of the Company’s current plans and estimates. Actual results may differ materially from what is expressed or forecast in this press release.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed real estate company that acquires, owns and manages primarily single-tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2019, the Company had a portfolio of 917 freestanding net lease properties with a weighted average remaining lease term of 14.4 years and a weighted average rent coverage ratio of 2.9x. As of the same date, the Company’s portfolio was 100.0% leased to 199 tenants operating 233 different concepts in 16 industries across 45 states.

Investor/Media:

Essential Properties Realty Trust, Inc.

Daniel Donlan

Senior Vice President, Capital Markets

609-436-0619

investors@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.